UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2010

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code 301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Please refer to the disclosure provided under Item 3.03 of this Current Report on Form 8-K.

Item 3.03                                             Material Modification to Rights of Security Holders

On December 20, 2010, Spherix Incorporated (the “Company”) and American Stock Transfer and Trust Company, LLC, as Right Agent, entered into a First Amendment to Rights Agreement (the “Amendment”), to amend that certain Rights Agreement dated as of February 16, 2001 between the Company and the Rights Agent (the “Rights Agreement”).  Each preferred share purchase right issued under the Rights Agreement, when exercisable, entitles the holder to purchase from the Company 1/100th of a share of Company preferred stock at a price of $16.00 subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, a copy of which was filed in a Form 8-A filed on March 6, 2001, and which is incorporated herein by reference.

The Amendment extends the term of the Rights Agreement.  The Rights Agreement was scheduled to expire on December 31, 2010.  The Amendment extends the term of the Rights Agreement through December 31, 2012.

A copy of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(c)  Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

4.1	Rights Agreement, dated as of February 16, 2001 (incorporated by reference to Form 8-A filed on March 6, 2001).

4.2	First Amendment To Rights Agreement, dated as of December 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

	By:	/s/ Claire L. Kruger
Date:December 20, 2010		Claire L. Kruger,
Chief Executive Officer and
Chief Operating Officer